UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2006, the Board of the Registrant appointed Frank C. Zirnkilton, Jr., 50, Executive Vice President and Chief Administrative Officer. Since January of 2004, Mr. Zirnkilton has been active as an independent investor and a consultant. Mr. Zirnkilton previously served as Vice President and Chief Financial Officer of Arctic Slope Regional Corporation from July of 1999 through December of 2003. Prior to that Mr. Zirnkilton served as Senior Vice President and Chief Financial Officer of Atlantic Aviation Corporation. Mr. Zirnkilton’s experience includes over seven years with FMC Corporation in the United States and in the Far East. He holds a B.S. in Aerospace Engineering from the University of Virginia and an M.B.A. with a dual concentration in Finance and International Business from the University of Pennsylvania’s Wharton School.

The terms of an employment agreement with Mr. Zirnkilton are not yet complete. An amended 8-K will be filed upon execution of the employment agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc. (Registrant)

April 17, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

3